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                                                                      EXHIBIT 12

                       SEACOR SMIT INC. AND SUBSIDIARIES
   COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES AND EBITDA TO FIXED
                                    CHARGES
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                               YEAR ENDED DECEMBER 31,                            SIX MONTHS ENDED JUNE 30,
                          ------------------------------------------------------------------  ----------------------------------
                                                                                  PRO FORMA               PRO FORMA
                            1992       1993       1994       1995       1996        1996        1996        1996         1997
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
Pretax Income from
  continuing
  operations............  $   1,602  $  15,311  $  12,536  $  15,642  $  51,968   $  55,862   $  19,856   $  21,927   $  100,085
Add:
Minority Interest before
  income taxes..........     --            (77)    --         --         --          --          --          --           --
Interest expense........      7,044      4,782      5,422      6,681      5,713      13,426       3,452       7,266        5,641
Amortized debt
  expense...............        724        379        323        449        196         196         246         246           48
Interest factor in
  rent..................         22         32         35         41         58          58          26          26           69
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
Earnings available for
  fixed charges.........  $   9,392  $  20,427  $  18,316  $  22,813  $  57,935   $  69,542   $  23,580   $  29,465   $  105,843
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
    Interest expense....  $   7,044  $   4,782  $   5,422  $   6,681  $   5,713   $  13,426   $   3,452   $   7,266   $    5,641
    Capitalized
      Interest..........     --         --         --         --         --          --          --          --              564
Amortized debt
  expenses..............        724        379        323        449        196         196         246         246           48
Interest factor in
  rent..................         22         32         35         41         58          58          26          26           69
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
Fixed charges...........  $   7,790  $   5,193  $   5,780  $   7,171  $   5,967   $  13,680   $   3,724   $   7,538   $    6,322
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
Ratio of earnings to
  fixed charges.........       1.21       3.93       3.17       3.18       9.71        5.08        6.33        3.91        16.74
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
EBITDA..................  $  24,570  $  32,366  $  32,923  $  35,964  $  79,730   $  99,620   $  34,291   $  44,318   $   74,094
Certain fixed charges:
Interest expense........  $   7,044  $   4,782  $   5,422  $   6,681  $   5,713   $  13,426   $   3,452   $   7,266   $    5,641
Capitalized Interest....     --         --         --         --         --          --          --          --              564
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
                          $   7,044  $   4,782  $   5,422  $   6,681  $   5,713   $  13,426   $   3,452   $   7,266   $    6,205
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
Ratio of EBITDA to
  certain fixed
  charges...............       3.49       6.77       6.07       5.38      13.96        7.42        9.93        6.10        11.94
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
                          ---------  ---------  ---------  ---------  ---------  -----------  ---------  -----------  ----------
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